Exhibit 10.6

Exclusive Consulting and Service Agreement

This Exclusive Consulting and Service Agreement (“Agreement”) is made and entered into by the following parties on April 1, 2021:

Beijing ForU Duoduo Information Technology Co., Ltd. (“Party A”)

Registered address: 428B, 4th floor, No.31 Fuchengmenwai Street, Xicheng District, Beijing.

Nanjing ForU Online Electronic Commerce Co., Ltd. (“Party B”)

Registered address: 2nd floor, Zone B, Building 1, Guorui building, No. 359 Jiangdong Middle Road, Jianye District, Nanjing.

Whereas,

1.

Party A is a wholly foreign-owned enterprise established in Tianjin of the People’s Republic of China (hereinafter referred to as “PRC”, for the purpose of this Agreement, excluding Hong Kong, Macau and Taiwan), which owns computer technology and necessary resource for computer software development, production, and sales of self-produced products, and has experience in providing professional technical and consulting services;

2.	Party B is a domestic limited liability company registered in Nanjing, Jiangsu Province, China;

3.	Party A shall be the provider of technical and consulting services to Party B, and Party B hereby agrees to accept such technical and consulting services;

Therefore, after friendly consultations between both Parties on the principle of equality and mutual benefit, the Parties hereby agree as follows:

1.	Technical and consulting services; and exclusive and sole rights and interests

1.1

During the term of this Agreement, Party A agrees to provide Party B with relevant consulting and services as an exclusive consulting and service provider under the terms of this Agreement (Details see Annex 1).

1.2

Party B agrees to accept the consulting and services provided by Party A, and shall provide appropriate cooperation for Party A to complete the aforementioned work, including but not limited to providing relevant data, the required technical requirements, instructions, etc. Party B further agrees that, during the term of this Agreement, unless with Party A’s prior written consent, during the term of this Agreement, Party B will not accept the technical or consulting services provided by any third party on the above-mentioned matters hereunder, nor shall it be licensed or assigned from any third party services identical or similar to such technical and consulting services, unless with the prior written permission of Party A.

1.3

Party A shall be the sole and exclusive owner of all rights, title and interests and intellectual property rights arising from the performance of this Agreement, including, but not limited to, any copyright, patent, know-how, trade secret and otherwise, whether developed by Party A, or by Party B based on Party A’s intellectual property or by Party A based on Party B’s intellectual property, for which Party B may not claim against Party A. It is acknowledged that, this section shall survive the alteration, dissolution or termination of the Agreement.

1.4

Party B promises that, if it intends to conduct any business cooperation with any other company, the prior written consent of Party A shall be obtained, and under the same conditions, Party A or its affiliates have the priority to cooperate. Party A has the right to independently decide/appoint any third party (including but not limited to Party A’s affiliate) to provide Party B with the technical or consulting services hereunder. For the avoidance of doubt, both parties hereby confirm that Party A may provide similar services to any third party within or outside China to the extent permitted by relevant laws, regarding which Party B shall not raise any objection.

2.	Obligations of the Parties

2.1	Obligations of Party A

Party A agrees that, within the term of this Agreement, Party A or any other party designated by it will promptly provide Party B with technical and consulting services in accordance with the terms of this Agreement.

2.2	Obligations of Party B

2.2.1	Party B agrees to determine and timely pay Party A the fees for the technical and consulting services (hereinafter referred to as “Service Fees”) hereunder based on the methods set forth in Annex 2.

2.2.2	Party B shall appropriately and reasonably accept and use the technical and consulting services provided by Party A.

2.2.3	Upon the occurrence of any event that affects Party B’s normal operations, Party B shall notify Party A in a timely manner.

2.2.4	Party B hereby grants Party A or any person authorized by Party A access to its premise or other facilities within a reasonable time.

2.2.5

Party B shall not take, and shall procure that no other third party take, any action that may adversely affect the ownership or intellectual property rights of the services provided by Party A hereunder.

2.2.6	Party B shall be responsible for obtaining all relevant approvals and permits (if required) from the relevant government for Party A’s performance of its obligations hereunder.

2.2.7	Party B shall prepare financial statements acceptable to Party A in accordance with the requirements of laws and commercial practices.

2.2.8

Party B shall provide Party A with its quarterly financial statements (audited and certified by an independent certified public accountant approved by Party A), documents, accounts, records, data, etc. within 5 business days after the end of each quarter, so that Party A may audit Party B’s accounts and determine the amount of Service Fees.

2.2.9

Upon notification by Party A five (5) working days in advance, Party B shall allow Party A and/or its designated auditor to audit Party B’s relevant accounts and records and copy the required part thereof at Party B’s principal place of business, so as to verify the accuracy of Party B’s income and statements.

2.2.10

In addition to Service Fees, Party B shall bear and indemnify Party A for all reasonable expenses, advance payments and out-of-pocket expenses in any form paid or incurred by Party A when performing or providing services.

3.	Representations and Warranties

3.1	Party A hereby represents and warrants as follows:

3.1.1	Party A is a company duly registered and validly existing under the laws of the PRC;

3.1.2

Party A’s execution and performance of this Agreement is within the scope of its corporate power and business operations; Party A has taken necessary corporate actions and given appropriate authorization and has obtained the consent and approval from third parties and government agencies, and will not violate the restrictions of laws binding or having an impact on it;

3.1.3	The Agreement shall constitute Party A’s legitimate and valid obligations once it is executed, and shall be enforceable against it.

3.2	Party B hereby represents and warrants as follows:

3.2.1	Party B is a company duly registered and validly existing under the laws of the PRC.

3.2.2

Party B’s execution and performance of this Agreement is within the scope of its corporate power and business operations; Party B has taken necessary corporate actions and given appropriate authorization and has obtained the consent and approval from third parties and government agencies, and will not violate the restrictions of laws binding or having an impact on it.

3.2.3	The Agreement shall constitute Party B’s legitimate and valid obligations once it is executed, and shall be enforceable against it.

3.2.4	The provision of services by Party A and Party B’s acceptance of such services require no consent or approval from or registration with any government department or agency.

4.	Confidentiality Clause and Others

4.1

Party B agrees to maintain the confidentiality of any oral or written materials and information (hereinafter referred to as “Confidential Information”) of Party A that Party B learns or has access to due to its acceptance of Party A’s exclusive technical and consulting services, and shall take various security measures designed to maintain such confidentiality; without the prior written consent of Party A, Party B shall not disclose, give or transfer such Confidential Information to any third party. Upon the termination of this Agreement, Party B shall return to Party A any document, material or software that contains such Confidential Information at Party A’s request, or shall destroy the same on his own and shall delete any Confidential Information from the relevant memory devices and may no longer use such Confidential Information. Party B shall take necessary measures to disclose the Confidential Information only to its employees, agents or professional consultants on a need-to-know basis and procure such employees, agents or professional consultants to abide by confidentiality obligations no less strictive than those set forth herein. The failure of such persons or institutions engaged by Party to abide by any confidentiality obligations hereunder shall be deemed as Party B’s breach of such confidentiality obligations.

4.2	The restrictions above are not applicable to:

4.2.1	any information that has become generally available to the public at the time of disclosure;

4.2.2	any information that comes into public domain through no fault of Party B after the disclosure;

4.2.3

any information that can be proved by Party B to have been acquired before the disclosure, and which has not been acquired directly or indirectly from Party A, Party A’s affiliates, shareholders or ultimate shareholders;

4.2.4

any information that Party B is obliged to disclose to relevant government departments, stock exchange institutions, etc., in accordance with legal requirements, or that is disclosed by Party B to its direct legal advisors and financial advisors due to normal business needs, provided that Party B shall procure such legal Consultants and financial advisers to abide by the confidentiality obligations hereunder.

4.3

Party B may not directly or indirectly carry out business beyond the scope permitted by its business license and relevant business permits, nor may it carry out any business beyond the scope permitted by Party A in writing.

4.3	It is acknowledged that, this section shall survive the alteration, dissolution or termination of the Agreement.

5.	Default

5.1

If either Party is in breach of any provisions herein or fails to perform its obligations hereunder, such breach or failure shall constitute a default under this Agreement. In such event, Party A may issue a written notice to Party B, requesting Party B to promptly rectify the default, take timely and effective measures to eliminate the consequences of such default and compensate Party A for the losses suffered therefrom in accordance with applicable laws and the provisions of this Agreement.

5.2

Upon occurrence of any default by Party B, if Party A, based on reasonable and objective judgment, believes that such default has caused it impossible or unfair for Party A to perform its corresponding obligations hereunder, then Party A may notify the Party B in writing that it will suspend its performance of obligations hereunder, until Party B has stopped its default, taken effective measures to eliminate the effect thus caused, and indemnified Party A any losses suffered therefrom in accordance with applicable laws and the provisions hereof.

5.3

No waiver of rights in respect of any default hereunder shall be valid unless it is made in writing. No failure to exercise or delay in exercising any right or remedy by any party under this Agreement shall operate as a waiver thereof, nor shall any partial exercise of any right or remedy preclude the exercise of any other right or remedy.

5.4

Party B shall fully indemnify and hold harmless Party A from and against any loss, damage, obligation and expense arising out of any litigation, claim or other demand against Party A resulting from the content of the technical and consulting services requested by Party B.

5.5

Party A’s losses to be indemnified by Party B as mentioned in this section shall include all direct economic losses, any foreseeable and reasonable indirect economic losses and related expenses arising therefrom, including but not limited to attorney’s fees, legal costs, arbitration fees and travel expenses.

5.6

Party B recognizes and agrees that, any violation of its obligations hereunder may cause irreparable damage to Party A for which indemnification made by Party B according to law and/or this Agreement may not be sufficient. Therefore, upon the occurrence of any such violation or potential violation, in addition to the remedies provided in this Agreement and applicable laws, Party A has the right to require Party B to continue to perform its obligations hereunder.

5.7

If Party B fails to pay the Service Fees to Party A on schedule as stipulated in this Agreement, Party A shall have the right to collect from Party B liquidated damages equivalent to 0.1% of the outstanding Service Fees per day. The above-mentioned liquidated damages shall be calculated from the due date to the actual payment date.

5.8

If Party B materially violates or fails to perform any of its covenants, obligations or undertakings made hereunder, or the representations and warranties made are seriously inaccurate, Party A has the right to terminate this Agreement and/or require Party B to compensate for its losses; this Section 5.7 shall not preclude any other right available to Party A under this Agreement and in accordance with applicable laws.

5.9	The validity of this section shall not be affected by the termination or dissolution of this Agreement.

6.	Effectiveness and Term

6.1

This Agreement shall become effective as of the date when it is signed by both parties, and unless terminated early in accordance with the terms of this Agreement or the relevant agreement entered into by and between the parties, this Agreement shall remain valid for a period of ten years.

6.2

This Agreement will be automatically extended for additional successive terms of 10 years, unless Party A gives Party B its written objection to the extension three months prior to the expiration of this Agreement.

7.	Amendment and Termination

7.1

Any amendment of this Agreement shall come into force only after a written agreement is signed by both Parties. Otherwise, no amendment in respect of this Agreement shall bind the parties hereto. Unless it is renewed in accordance with the relevant terms, this Agreement will terminate on the expiry date.

7.2

During the term of this Agreement, under no circumstance may Party B terminate this Agreement in advance. This Agreement shall be terminated under any of the following circumstances: (i) all equity of Party B has been transferred to Party A in accordance with the Exclusive Option Agreement entered into by and among Party A, Party B and the existing shareholders of Party B; (ii) Party A terminates this Agreement at any time by sending a written notice to Party B 30 days in advance. If Party A dissolves this Agreement in advance for reasons of Party B, Party B shall compensate Party A for all its losses caused thereby, and shall pay relevant Service Fees for the services completed.

7.3	After the termination of this Agreement, the rights and obligations of both parties under Sections 1.3, 4, 5 and 8 of this Agreement will continue to be valid.

7.4

No amendment or dissolution of this Agreement shall affect the rights of the parties to claim for damages. Except when it may be exempted from liability according to law, the party that is held responsible shall compensate the other party for all losses and damages thus caused by such amendment or termination.

7.5

The early termination of this Agreement for any reason shall not exempt any party from all payment obligations (including but not limited to Service Fees) hereunder that become due before the termination date of this Agreement, nor from any default liability that occurs before the termination of this Agreement. The Service Fees payable incurred before the termination of this Agreement shall be paid to Party A within fifteen (15) working days from the termination date of this Agreement.

8.	Settlement of Disputes

8.1

Any dispute between the parties arising from the interpretation or performance of the terms hereof shall be solved through friendly negotiations. If both parties fail to resolve the dispute within sixty (60) days after either party receives a notification from the other party requesting the initiation of negotiations, or within a longer period agreed upon by both parties at that time, either party may submit the dispute to the China International Economic and Trade Arbitration Commission Arbitration for arbitration in accordance with its then effective arbitration rules. The place of arbitration shall be Beijing and the arbitration shall be conducted in Chinese. The award rendered therein shall be final and binding upon both parties. The validity of this section shall not be affected by the termination or dissolution of this Agreement.

8.2	Except for the matters under dispute, the parties to this Agreement shall continue to perform their respective obligations hereunder in accordance with the terms of this Agreement in good faith.

9.	Further Assurance

The parties agree to promptly execute documents that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement and to take further actions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement, including but not limited to contacting with relevant government agencies.

10.	Force Majeure

10.1

“Force Majeure” shall refer to any event beyond the reasonable control of either party and cannot be avoided by the party affected thereby with reasonable care, including but not limited government action, act of God, fire, explosion, storm, flood, earthquake, tide, lightning or war. However, any shortage of credit, capital or finance shall not be deemed as an event beyond the reasonable control of one party. The party seeking to be exempted from performance hereunder due to Force Majeure shall promptly send a notice to the other party, informing of the exemption and the steps to be taken to accomplish the performance.

10.2

When the performance of this Agreement is delayed or impeded by the aforementioned Force Majeure, the party affected by such Force Majeure shall not be liable in any way under this Agreement to the extent of such delay or impedance. The party affected shall take appropriate measures to mitigate or eliminate the impact of such Force Majeure and shall attempt to resume the performance of obligations delayed or impeded by such Force Majeure. As soon as the force majeure event is eliminated, the parties agree to use their best efforts to resume the performance of this Agreement.

11.	Notice

11.1

Notices given by either party for the exercise and performance of its rights and obligations hereunder shall be in writing, and shall be sent to the following address by personal delivery, registered mail, mail with prepaid postage or recognized express mail or facsimile.

For the purpose of notices, the addresses of the Parties are as follows:

Beijing ForU Duoduo Information Technology Co., Ltd.

Address:	Room 306, 3rd floor, Zone B, Building 1, Guorui Building, No. 359 Jiangdong Middle Road, Jianye District, Nanjing

Recipient:	Shan Dandan

Nanjing ForU Online Electronic Commerce Co., Ltd.

Address:	Room 306, 3rd floor, Zone B, Building 1, Guorui Building, No. 359 Jiangdong Middle Road, Jianye District, Nanjing

Recipient:	Shan Dandan

Any party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

11.2	Notices and letters shall be deemed to have been served:

11.2.1	on the date recorded if delivered by fax, or if the fax is delivered after 5 pm or on a non-working day in the place of delivery, on the working day following the date recorded;

11.2.2 on the date of receipt if delivered by personal delivery (including express mail);

11.2.3 on the 15th day after the date recorded on the receipt, if delivered by registered mail.

12.	Assignment

Party B may not assign its rights and obligations hereunder to any third party, unless Party A’s prior written consent is obtained. Party A may assign its rights and obligations hereunder to any third party without Party B’s consent, provided that Party B shall be notified of such assignment.

13.	Severability

In the event that any provision of this Agreement is invalid or unenforceable due to inconsistency with law, such provision shall only be invalid or unenforceable to the extent of the jurisdiction of such law, and shall not affect the legal validity of the remaining provisions of this Agreement.

14.	Amendments and Supplements

Any amendments and supplements to this Agreement shall be in writing. The amendments and supplementary agreements duly executed by the parties in respect of this Agreement shall be an integral part of this Agreement and shall have the same legal effect as this Agreement

15.	Waiver

Unless otherwise provided in this Agreement, no failure to exercise or delay in exercising any right, power or remedy by any party under this Agreement shall operate as a waiver thereof. No single or partial exercise of any right, power or remedy provided under this Agreement shall preclude the exercise of any other right, power or remedy.

16.	Governing Law

The execution, effectiveness, performance, interpretation and dispute resolution of this Agreement shall be governed by and construed in accordance with the laws of the People’s Republic of China.

17.	Miscellaneous

17.1	This Agreement is made in duplicate, both having the same legal effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives on the date first written above.

(No text below, it being the signature page to the Agreement)

(No text on this page, this being a signature page to the Exclusive Consulting and Service Agreement)

Party A: Beijing ForU Duoduo Information Technology Co., Ltd. (seal)

Authorized signatory:	/s/ Shan Dandan

Party B: Nanjing ForU Online Electronic Commerce Co., Ltd. (seal)

Authorized signatory:	/s/ Shan Dandan

Annex 1

Contents of technical and consulting service content list

Service category	Service content

Computer technology	Technical development, technical consultation, technical services and technical transfer in terms of computer technology

Computer software	Computer software development, production, and sales of self-produced products

Economic information consulting	Provision of consulting services about economic information

Enterprise management consulting	Corporate daily management consulting and related tax law consulting, formulating financial management and review systems, investment and financing consulting, labor and personnel consulting, etc.

Graphic design	Graphic design and production (except advertisements)

Annex 2

Calculation and Payment Method of Service Fees

During the term of this Agreement, the Service Fees payable by Party B to Party A for the services provided by Party A as described in Annex 1 shall be denominated in RMB and calculated according to the following formula:

Service fees = Party B’s income - turnover taxes - Party B’s total costs - legally required statutory accumulation fund of Party B -Party B’s retained profits

In which:

•	Party B’S income refers to the income that Party B receives from a third party in the normal course of business;

•	Turnover taxes include but are not limited to business tax, value-added tax, urban maintenance and construction tax and education surcharge;

•	Party B’s total costs include all costs and expenses, such as the cost of selling goods and the operating costs incurred by Party B in conducting business; and

•	Party B’S retained profits shall be zero, unless Party A otherwise agrees in writing the amount of retained profits.

During the term of this Agreement, Party A has the right to adjust the above Service Fees at its own discretion without the consent of Party B.

Party B shall provide Party A with its management statements and operating data of the previous quarter (specifying Party B’s income in the previous quarter), as well as written breakdown of Service Fees for the technical and consulting services provided in the previous quarter, within the first 5 business days of each quarter. Party A shall confirm to Party B in writing whether the breakdown is correct or not within 10 business days after the receipt thereof. If it fails to confirm on schedule, Party B shall be deemed to have confirmed the correctness of the breakdown provided by Party A. Party B shall pay the Service Fees to the account designated by Party A within 10 business days after receiving a written confirmation from Party A. Both parties agree that, Party A may change such payment instructions by giving notice to Party B from time to time.